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EXHIBIT (4)(e)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         This Assignment and Assumption Agreement (the "Agreement") is made as of the 17th day of August, 2001, between Martin Currie Global Investors Limited, a Scottish corporation ("Martin Currie Global") and Martin Currie, Inc., a New York corporation ("Martin Currie, Inc.").

         WHEREAS, Martin Currie Global has entered into an Investment Advisory Agreement (the "Advisory Contract") with the Martin Currie Business Trust, an unincorporated business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), on behalf of its MCBT Pan European Mid Cap Fund series (the "Fund");

         WHEREAS, Martin Currie Global and Martin Currie, Inc. are wholly-owned subsidiaries of Martin Currie Limited, a Scottish corporation, and share the same directors, officers and other personnel; and

         WHEREAS, Martin Currie Global wishes to assign, and Martin Currie, Inc. wishes to assume, all of Martin Currie Global's rights, duties and obligations under the Advisory Contract;

         NOW, THEREFORE, based on the foregoing, the parties hereby agree as follows:

         1. ASSIGNMENT AND ASSUMPTION. Martin Currie Global hereby assigns to Martin Currie, Inc. and Martin Currie, Inc., intending to be legally bound, hereby agrees to assume and perform, all rights, duties and obligations of Martin Currie Global under the Advisory Contract.

         2. UNDERSTANDING OF PARTIES. It is the intention and understanding of the parties to this Agreement that the transactions contemplated hereby shall not constitute an "assignment" of the Advisory Contract within the meaning of the Investment Company Act of 1940, as amended.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                         MARTIN CURRIE GLOBAL INVESTORS LIMITED


                                                      By: /s/ J. K. R. Falconer
                                                      -------------------------
                                                        Name: J. K. R. Falconer
                                                        Title:   Director


                                                      MARTIN CURRIE, INC.


                                                     By:  /s/ Allan D. Macleod
                                                          ---------------------
                                                        Name: Allan D. MacLeod
                                                        Title:   Vice President